UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On December 14, 2004, PPL Sundance Energy, LLC ("PPL Sundance") and Arizona Public Service Company ("APS") amended the Asset Purchase Agreement dated as of June 1, 2004 (the "Asset Purchase Agreement"), relating to the sale by PPL Sundance to APS of the assets comprising the 450 MW Sundance power plant located in Pinal County, Arizona. PPL Sundance is an indirect, wholly owned subsidiary of PPL Energy Supply, LLC ("PPL Energy Supply"), which is an indirect, wholly owned subsidiary of PPL Corporation ("PPL"). See Note 8 to the Financial Statements in PPL's Quarterly Report to the Securities Exchange Commission (the "SEC") on Form 10-Q for the quarterly period ended September 30, 2004, for additional information concerning the potential sale, and see Exhibit 10(a) to PPL's Quarterly Report to the SEC on Form 10-Q for the quarterly period ended June 30, 2004, for a copy of the Asset Purchase Agreement.

Under the Asset Purchase Agreement, the purchase and sale of the power plant assets are subject to the receipt of various state and federal regulatory approvals, including the approval by the Arizona Corporation Commission (the "ACC"). The Asset Purchase Agreement as in effect prior to the amendment provided that either party could terminate the agreement on or before January 10, 2005, if the ACC did not issue an order on or before December 31, 2004, approving, among other things, the purchase of the power plant assets by APS. PPL Sundance and APS have amended the Asset Purchase Agreement to provide that either party may terminate the agreement on or before January 31, 2005, if the ACC does not issue such order on or before January 21, 2005. A copy of the amendment to the Asset Purchase Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

PPL and PPL Energy Supply cannot predict whether or when the regulatory approvals for this transaction will be obtained, and whether or when this transaction will be consummated.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

	99.1 -	Amendment No. 1, dated December 14, 2004 to the Asset Purchase Agreement dated June 1, 2004, between PPL Sundance and APS.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer
PPL ENERGY SUPPLY, LLC

By:	/s/ James E. Abel James E. Abel Vice President and Treasurer

Dated:  December 15, 2004